UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

THE AES CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A relates solely to preliminary communications made prior to furnishing stockholders of The AES Corporation (the “Company”) with a definitive proxy statement related to a proposed transaction with Horizon Parent, L.P., a Delaware limited partnership (“Parent”), and Horizon Merger Sub, Inc., a Delaware corporation (“Merger Sub”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of March 1, 2026, by and among the Company, Parent and Merger Sub. The following is a Q&A containing information related to the Merger circulated to certain employees of the Company on March 3, 2026.

Human Resources Q&A talking points

Should employees expect any immediate or near-term changes to compensation or benefits?

There are no immediate changes to compensation and benefits.

We will continue to operate as we do today, including our employment, compensation and benefit arrangements. As we approach transaction close, we will work closely with the buyer Consortium led by GIP and EQT to establish new performance metrics as it relates to our annual incentive plan. At transaction close, AES will no longer be publicly traded and as such our current long-term incentive plan will no longer issue equity awards. We have agreed to establish a new long-term incentive plan and will be working with GIP and EQT over the coming months on plan design including establishing underlying performance metrics.

We will provide regular updates to individuals who are participants of the Long-term Compensation plan as we work through the process to complete the transaction.

Will my salary or hourly pay remain the same after the closing?

Yes, our agreement contains commitments with respect to maintaining compensation levels and benefit programs, including annual merit increases, bonuses and pay adjustments.

Will our annual HR processes, including performance, objective setting and open enrollment benefit cycles be disrupted?

No, our HR cycles will continue as usual.

Will career development programs, tuition assistance and leadership programs continue?

Yes, our agreement contains commitments with respect to maintaining benefits programs including development programs, tuition assistance and leadership programs.

Will I have to relocate?

No. Following the close of the transaction, we will maintain our headquarters in Arlington, Virginia. Additionally, Indiana and Ohio will continue to operate as independently operated, locally managed, regulated utilities.

Will there be a hiring freeze or backfill limits during this transition period?

No, we will continue to operate in normal course, however we must still adhere to our overall budget for 2026. To the extent we face budgetary challenges, this may need to be revisited.

Will our benefits stay the same?

Yes. We do not anticipate any changes to your healthcare, dental or vision benefits, or any of the well-being, paid-leave, short-term or long-term benefits, as a result of this transaction.

What happens to retirement plans like 401(k) or pension plans?

There are no contemplated changes to our 401(k) program or pension plans as a result of this transaction.

If my role is eliminated after the sale, will severance packages be offered? Will existing severance policies still apply, or will new ones replace them?

There are no changes to our severance program as a result of this transaction. Our agreement includes commitments focused on workforce stability, and no broad workforce reductions are planned in connection with the transaction. The Consortium recognizes the strength of our team and the value you create, and they are investing in AES to support continued growth.

I own AES stock. What will happen with employee stock? Can I buy and sell stock until the transaction closes?

We remain a public company until close, at which time our stock will be delisted from the NYSE. Employees who hold AES stock will receive cash for each share they own upon closing of the acquisition. Information with respect to RSUs, PSUs and stock grants will be determined and communicated to you as they are finalized, between now and closing.

Decisions to buy or sell AES common stock continue to be subject to our existing company Insider Trading and Blackout policies. If you have any questions about your trading ability, please contact Jennifer Gillcrist and Pablo Fekete.

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Important information and where to find it This communication may be deemed to be solicitation material in respect of the proposed transaction between AES and Horizon Parent, L.P. In connection with the proposed transaction, AES expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commis - sion (“SEC”). AES also may file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document AES has filed or may file with the SEC and send to its stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCU- MENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the proxy statement (when avail- able) and other documents that are filed or will be filed with the SEC by AES through the SEC’s website at www.sec.gov or through AES’ website at https://www.aes.com/investors/ or by contacting AES’ Investor Relations Team at invest@aes.com. Participants in the solicitation AES, its directors and officers and other employees may be deemed to be participants in the solicitation of proxies from AES’ stockholders in connection with the proposed transaction. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction (if and when they become available). Information relating to the foregoing can also be found in the “Compensation Discussion & Analysis,” “Security Ownership of Certain Beneficial Owners, Directors, and Executive Officers” and “Proposal 1: Election of Directors” sections in AES’ proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 19, 2025 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on AES’ Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Ownership on Form 4 that are filed or will be filed with the SEC. You may obtain free copies of these documents (when available) using the sources indicated above. Cautionary statement regarding forward-looking information The statements contained in this communication and statements that AES may make orally in connection with this communication that are not historical facts, including financial estimates and statements as to the expected timing, completion and eects o ff f the transaction, are for - ward-looking statements. These forward-looking statements are based on AES’ current expectations, estimates and projections regarding, among other things, the expected date of closing of the transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by AES, all of which are subject to change. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties and investors are directed to the risks discussed in documents filed by AES with the Securities and Exchange Commission, including the Form 8-K and press release filed by AES on March 2, 2026 announcing the transaction and the proxy statement to be provided to AES’ stockholders in connection with the transaction.